UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 21, 2009

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact Name of Registrants as Specified in Their Charters)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 21, 2009, The Children’s Place Retail Stores, Inc. (the “Company”) announced its plans to relocate its e-commerce business from its Secaucus, New Jersey distribution center to the Company’s Southeast distribution center in Fort Payne, Alabama in June 2009 and the elimination of approximately 350 employee positions at the Secaucus facility as a result of such relocation.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently.  Forward-looking statements represent the Company’s management’s judgment regarding future events.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct.  All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements.  The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release, dated January 21, 2009 (Exhibit 99.1 is furnished as part of this Current Report on Form 8-K).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 21, 2009

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Charles K. Crovitz
Name: Charles K. Crovitz
Title: Interim Chief Executive Officer